Exhibit 99.1

Mandiant Confirms Name Change from FireEye, Inc. to Mandiant, Inc.
Company’s common stock symbol to change to MNDT on October 5, 2021

MILPITAS, Calif., Oct. 4, 2021 – Mandiant, Inc. (NASDAQ: FEYE), the leader in dynamic cyber defense and response, today announced that its corporate name change from FireEye, Inc. is now effective. The company has rebranded as Mandiant, Inc. and its Nasdaq common stock ticker symbol will change to MNDT from FEYE at the open of trading tomorrow, October 5, 2021.

The decision to change the corporate name and stock ticker symbol reflects the company’s strategy to focus on Mandiant’s security controls-agnostic solutions delivered through the Mandiant Advantage cloud-based platform. Pursuant to this strategy, on June 2, 2021 the company announced it had entered into a definitive agreement to sell the FireEye Products business, including the FireEye name, to a consortium led by Symphony Technology Group (STG).

“Renaming our company as Mandiant, Inc. aligns with our mission of making every organization confident in their cyber defenses,” said Kevin Mandia, CEO at Mandiant.

Mandiant believes that effective security results from the right combination of expertise, intelligence, and adaptive technology. For the past 17 years, Mandiant has delivered unparalleled frontline experience and industry-leading threat intelligence. Mandiant currently responds to more than 1,000 security breaches each year. The resulting insights are what power Mandiant’s dynamic cyber defense solutions, which are all delivered through the Mandiant Advantage SaaS platform. Dynamic cyber defense brings effective and efficient cyber security to organizations of all sizes enabling them to consistently adapt their defensive posture as the threat environment changes.

“Over the years, organizations have sought to modernize and secure their critical business processes by adopting security and IT technologies from many different vendors. Mandiant is uniquely positioned to help customers take decisive action and minimize risk, irrespective of their size or the security controls they use. We expect our pending sale of the FireEye Products business to enable greater agility and spur increased company growth,” said John Watters, President and Chief Operating Officer at Mandiant.

“Mandiant holds an unrivaled view of the attack lifecycle. By combining machine, adversary breach intelligence, and operational cyber threat intelligence, Mandiant empowers security teams to understand and proactively protect against the relevant threats facing their organizations,” added Watters.

Join Mandiant at Cyber Defense Summit October 5-7, 2021, either virtually or in Washington D.C. For event details and to register, visit summit.mandiant.com

About Mandiant, Inc.
Since 2004, Mandiant® has been a trusted partner to security-conscious organizations. Effective security is based on the right combination of expertise, intelligence, and adaptive technology, and the Mandiant Advantage SaaS platform scales decades of frontline experience and industry-leading threat intelligence to deliver a range of dynamic cyber defense solutions. Mandiant’s approach helps organizations develop more effective and efficient cyber security programs and instills confidence in their readiness to defend against and respond to cyber threats.

Forward-looking Statements
This press release contains forward-looking statements, including statements regarding the proposed sale transaction, change in stock ticker symbol, and expectations for increased company growth. These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause Mandiant’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause Mandiant’s results to differ materially from those expressed or implied by such forward-looking statements include failure to satisfy any of the conditions to the completion of the proposed sale transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the Asset Purchase Agreement for the proposed sale transaction; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Mandiant’s Form 10-Q filed with the Securities and Exchange Commission on August 9, 2021, which should be read in conjunction with these financial results and is available on the Investor Relations section of Mandiant’s website at investors.mandiant.com and on the SEC website at www.sec.gov. All forward-looking statements in this press release are based on information available to the company as of the date hereof, and Mandiant does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

© 2021 Mandiant, Inc. All rights reserved. Mandiant is a registered trademark of Mandiant, Inc. in the United States and other countries. All other brands, products, or service names are or may be trademarks or service marks of their respective owners.

Contacts:

Media
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Investors
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